EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 30, 2007 in Amendment No. 4 to the Registration Statement (Form S-1, File No. 333-138199) and the related Prospectus of Sourcefire, Inc. dated February 14, 2007 for the registration of shares of its common stock.
/s/ Ernst & Young LLP
Baltimore, Maryland
February 13, 2007